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                                                                     EXHIBIT 2.2

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is entered into as of July 1, 1996, by and between Data Processing Resources Corporation, a California corporation (the "Company"), and ADD Consulting, Inc., a Nebraska corporation ("ADD").

         WHEREAS, this Agreement is made in connection with the sale by ADD to the Company of substantially all of the assets of ADD's consulting division pursuant to that certain Agreement of Purchase and Sale of Assets dated July 1, 1996 (the "Asset Purchase Agreement"). The Company has issued to ADD 152,121 shares of the common stock of the Company (the "Shares") as part of the consideration for the assets purchased by the Company pursuant to the Asset Purchase Agreement and the terms of the Asset Purchase Agreement require the Company to provide ADD certain registration rights with respect to the Shares.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I

                               REGISTRATION RIGHTS

         Section 1. Certain Definitions. In addition to the other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following respective meanings:

                  a. "ACT" means the Securities Act of 1933, as amended.

                  b. "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  c. "HOLDER" means ADD and any person beneficially owning Registrable Securities through permitted assignment thereof in accordance with Section 9 hereof.

                  d. "REGISTRABLE SECURITIES" means the Shares and any shares of the Company's common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, excluding any Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned; provided further that shares which would otherwise constitute Registrable Securities shall cease to do so once they have been sold to the public.

                  e. The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.
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         Section 2. Demand Registration. If the Company shall receive from any
Holder or Holders at any time after April 1, 1997 a written request or requests that the Company effect a registration with the Commission with respect to all or part of the Registrable Securities owned by such Holder or Holders, the Company will:

              a. promptly give written notice of the proposed registration to all other Holders; and

              b. subject to Section 3 hereof, as soon as practicable, effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given 10 days after receipt of such written notice from the Company. The Company may, if permitted by law, effect any such registration on Form S-3 or any successor or similar short form registration statement (or Form S-1 or any other available form if Form S-3 is not available).

         Section 3. Limitations on Registration. The Company shall not be required to prepare and file a registration statement pursuant to Section 2 hereof (i) which would become effective within six (6) months following the effective date of a registration statement (other than a registration statement filed on Form S-8 or any successor form) filed by the Company with the Commission pertaining to an underwritten public offering of securities, (ii) if the Company in good faith gives written notice to the Holders of the Registrable Securities stating that in the good faith judgment of a majority of the board of directors it would be detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 135 days; provided, however, that the Company shall not obtain such a deferral more than one time in any twelve month period, (iii) if the Holders, together with the holders of any other securities of the Company entitled to be included in such registration, propose to sell Registrable Securities and other securities of the company (if any) at any aggregate price to the public of less than $1 million,
(iv) if in any given 12-month period, the Company has effected a registration pursuant to Section 2 hereof at the request of a Holder, or (v) which is effected more than three years after the date of this Agreement. If a requested registration pursuant to Section 2 hereof involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the maximum dollar amount or number that can be sold in such offering without materially adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "Maximum Number of Demand Shares"), then the Company shall include in any such registration to the extent of the Maximum Number of Demand Shares which the Company is so advised can be sold in such offering (i) first, Registrable Securities requested to be included in such registration by the Holder or Holders of Registrable Securities pro rata among such Holders on the basis of the number of Registrable Securities requested to be included by such Holders, and (ii) second, to the extent

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the Maximum Number of Demand Shares has not been reached under the foregoing clause (i), other securities of the Company proposed to be included in such registration without exceeding the Maximum Number of Demand Shares, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

         Section 4. Incidental Registration. If, at any time and from time to time during a period commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement, the Company shall propose to register in a public offering any of its common stock (whether for the Company's account or for the account of other shareholders) to be offered for cash pursuant thereto (other than a registration statement (i) on Form S-4 or Form S-8 (or any substitute or successor form that may be adopted by the Commission),
(ii) filed in connection with any employee stock option or other benefit plan,
(iii) for an exchange offer or offering of securities solely to the Company's existing shareholders, or (iv) for a dividend reinvestment plan), it shall give written notice (the "Company's Notice") to all Holders of Registrable
Securities of its intention to do so at least thirty (30) days prior to the anticipated filing date. If any Holder of Registrable Securities desires to dispose of all or part of such Holder's Registrable Securities, it may request registration thereof in connection with the Company's registration by delivering to the Company, within ten (10) days after receipt of the Company's Notice, written notice of such request (the "Holder's Notice") stating the number of shares of Registrable Securities to be included. The Company shall use its best efforts to cause all shares specified in the Holder's Notices to be registered under the Act so as to permit the sale or other disposition by such Holder or Holders of the shares so registered, subject however, to the limitations set forth in Section 5 hereof.

         Section 5. Limitations on Incidental Registration. If the managing underwriter or underwriters for registration under Section 4 hereof advises the Company and the Holders requesting inclusion in such registration in writing, that the dollar amount or number of shares of Registrable Securities and other shares of common stock or securities to be included in the offering exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "Maximum Number of Shares"), then the Company shall include in such registration:

              a. if the registration is a primary offering for the Company, (i) first, the shares of common stock or other securities that the Company proposes to sell which can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of common stock or other securities requested to be included in such registration by other shareholders with registration rights granted prior to the date hereof which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such other shareholders, as nearly as practicable, on the basis of the number of shares of common stock or other securities requested to be included in such offering by such other shareholders); and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities and shares of common stock or other securities requested to be included in such registration by the Holders and other shareholders with registration rights which can be

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sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders and other shareholders, as nearly as practicable, on the basis of the number of shares of Registrable Securities and common stock or other securities requested to be included in such offering by the Holders and such other shareholders); and

              b. if the registration is for a secondary offering for any of the Company's securityholders, (i) first, if the registration was requested by other shareholders with demand registration rights, then the shares of common stock or other securities that such other shareholders have requested to be included in such offering which can be sold without exceeding the Maximum Number of Shares;
(ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of common stock or other securities requested to be included in such registration by other shareholders with registration rights granted prior to the date hereof which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such other shareholders, as nearly as practicable, on the basis of the number of shares of common stock or other securities requested to be included in such offering by such other shareholders); and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities and shares of common stock or other securities requested to be included in such registration by the Holders and other shareholders with registration rights which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders and other shareholders, as nearly as practicable, on the basis of the number of shares of Registrable Securities and common stock or other securities requested to be included in such offering by the Holders and such other shareholders).

         Section 6. Registration Procedures.

                  a. If and when the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Securities, the Company shall:

                           (i) Prepare and file with the Commission a
                  registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective for the periods provided herein;

                           (ii) Prepare and file with the Commission such
                  supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current for a reasonable amount of time so that all of such securities can be disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                           (iii) Furnish to the Holders such reasonable number
                  of copies of the registration statement, preliminary prospectus, final prospectus and such

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                  other documents as the Holders may reasonably request to
                  facilitate the public offering of the Registrable Securities;

                           (iv) Use its best efforts to register or qualify the
                  shares covered by such registration statement under such other securities or Blue Sky or other applicable laws of such jurisdictions as the Holders shall reasonably request; provided, however, the Company shall not be obligated to qualify to do business in such jurisdiction or consent to general service of process in such jurisdiction, or subject itself to taxation in any such jurisdiction;

                           (v) Notify counsel for the Holders, promptly after it
                  shall receive notice thereof, of the time when such registration statement has become effective under the Act or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (vi) Notify counsel for the Holders promptly of any
                  request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (vii) Prepare and file with the Commission, promptly
                  upon the request of the Holders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for the Holders (and reasonably concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities;

                           (viii) Prepare and promptly file with the Commission
                  and promptly notify counsel for the Holders of the filing of such amendment or supplement to any such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registrable Securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                           (ix) Advise counsel for the Holders, promptly after
                  it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement under the Act or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (x) Use its best efforts to cause all such
                  Registrable Securities to be listed on each securities exchange or over-the-counter market on which

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                  similar securities issued by the Company are then listed and file all required listing applications and pay all required fees in connection with such listings; and

                           (xi) Cooperate with Holders in effecting the transfer
                  of any shares sold pursuant to a registration effected hereunder.

         Section 7. Expenses of Registration. Except as provided below, all of the expenses incurred by the Company in effecting any registration requested pursuant to Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws (including, without limitation, fees and disbursements of underwriters counsel relating thereto), fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration ("Registration Expenses") shall be borne by the Company; provided, however, that the participating Holders shall reimburse the Company for up to $10,000 of such Registration Expenses within ten (10) days after receipt of an invoice from the Company describing such Registration Expenses in reasonable detail; and provided, further, that if other shareholders with registration rights are included in such registration, the Registration Expenses shall be allocated pro rata among the participating Holders and each of such other shareholders of the Company, as nearly as practicable, on the basis of the fair market value of Registrable Securities, common stock and other securities of the Company requested by the Holders and such other shareholders of the Company to be included in such registration, but in no event shall the participating Holders' share of the expenses exceed $10,000. Except as provided below, all Registration Expenses incurred by the Company in effecting any registration requested pursuant to Section 4 hereof, shall be borne by the Company. In either event, notwithstanding anything in this Section 7 to the contrary, the Company shall have no obligation to pay or otherwise bear (i) any underwriting discounts or brokerage fees or commissions relating to the sale of Registrable Securities by the Holders, or (ii) any Registration Expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited, or (iii) any expenses of any compliance with Blue Sky laws which pertains only to an individual Holder, or
(iv) any fees and disbursements of counsel for the Holders.


         Section 8. Indemnification.

              (a) The Company will indemnify, hold harmless and defend each Holder, its officers, directors, partners, legal counsel and accountants, and each person who controls a Holder within the meaning of Section 15 of the Act, against any and all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration or qualification of the Registrable Securities, or which arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or

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regulation promulgated under the Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The Company also shall indemnify any underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 8(a).

              The indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder or its officers, directors, partners, members or agents in any such case for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises solely from or is based solely upon and is in conformity with written information relating to such Holder furnished expressly for use in connection with such registration by such Holder or its agents, nor shall the Company be liable to any Holder for any such loss, claim, damage or liability or any action in respect thereof to the extent it arises solely from or is based solely upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Holder after the Company had provided written notice to such Holder that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Holder that such registration statement or prospectus contained such omission or alleged omission, or (iii) the failure of such Holder to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the Act, to be so delivered, provided that a sufficient number of copies thereof had been timely provided by the Company to such Holder.

              (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its officers, directors, legal counsel and accountants, and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Act or any state securities laws applicable to the Holder and relating to action or inaction required by the Holder in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that

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such untrue statement (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use therein. Each Holder shall also indemnify and hold harmless any underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 8(b).

              (c) Each person to be indemnified pursuant to this Section 8 (the "Indemnified Party") will, promptly after its receipt of written notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from an indemnifying person under this Section 8 (the "Indemnifying Party") notify the Indemnifying Party in writing of the commencement thereof, provided, however, that the failure of any person to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that such Indemnifying Party is actually materially and adversely prejudiced by such failure to give notice. If any such action shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent it may desire, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation unless (i) the Indemnified Party shall have employed counsel in an action in which the Indemnified Party and Indemnifying Party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, (ii) the Indemnifying Party shall not have employed counsel satisfactory within the exercise of reasonable judgment of the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. The undertaking contained in this Section 8 shall be in addition to any liabilities which the Indemnifying Party may have pursuant to law.

              (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements, actions or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties'

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relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Section 9. Transfer of Registration Rights. The rights to cause the Company to register securities granted to a Holder under Sections 2 and 4 may be transferred or assigned by such Holder to a transferee or assignee in connection with any transfer or assignment of Registrable Securities, provided that: (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) prompt written notice of such transfer or assignment is given to the Company, and (c) such transferee or assignee expressly agrees in writing delivered to the Company to be bound by the provisions of this Agreement.

         Section 10. Standoff or Lock-Up Agreement. Each Holder of Registrable Securities agrees in connection with any firmly underwritten public offering of the Company's common stock that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the 14 days prior to, and during the 120-day period beginning on, the effective date of the registration statement relating to such offering (except as part of such registration statement). In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities until the end of such period.

         Section 11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

                  (c) so long as any Holder owns any unregistered Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the Holder may reasonably request in availing Holder of any rule or regulation of the Commission allowing the sale of any such securities without registration.

         Section 12. Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof shall be effective only if in writing and executed by the Holders of at least a majority of the Registrable Securities and the Company.

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         Section 13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to its conflicts of laws principles.

         Section 14. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

         Section 15. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall either be delivered personally or be mailed by first class mail, postage prepaid, addressed, if to a Holder, to such Holder in care of ADD Consulting, Inc., 9290 West Dodge Road, Omaha, Nebraska, 68114, Attention: Gerald R. Ladd or to the Company at 4400 MacArthur Boulevard, Suite 610, Newport Beach, California 92660-2037, Attention:
President, or at such other address as either party shall have furnished to the other party in writing. All notices shall be deemed effective (a) when received, if personally delivered or (b) three days after deposit in the mail, if mailed as set forth above.

         Section 16. Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 17. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         Section 19. Termination of Registration Rights. The rights of any Holder to request registration or inclusion in any registration pursuant to
Section 2 or 4 hereof shall terminate on the date that all Registrable Securities held by such Holder may immediately be sold under Commission Rule 144 during any 90-day period.

                         [SIGNATURES ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties have caused this Registration Rights
Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.


                                     Data Processing Resources
                                     Corporation, a California corporation

                                     By: /s/ David M. Connell
                                        ----------------------------------

                                     Title: President
                                           -------------------------------



                                     ADD Consulting, Inc., a Nebraska
                                     corporation

                                     By: /s/ Gerald R. Ladd
                                        ----------------------------------

                                     Title: President and Chief Executive
                                            ------------------------------
                                            Officer
                                            ------------------------------

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